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                                                                    EXHIBIT 99.2

                       [LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
The Trust Company of New Jersey
35 Journal Square
Jersey City, New Jersey 07306

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as Appendix H to, and to the reference thereto under the caption "PROPOSAL 1: APPROVAL AND ADOPTION OF THE MERGER -- Opinion of Trustcompany's Financial Advisors" in, the Proxy Statement/Prospectus of The Trust Company of New Jersey ("Trust Company") and North Fork Bancorporation Inc. ("North Fork") relating to the proposed merger involving Trust Company and North Fork, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of North Fork. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            UBS SECURITIES LLC

BY: /s/ Olivier P. Sarkozy                 By: /s/ Susan M. Ciccarone
    ----------------------                     ----------------------
    Olivier P. Sarkozy                         Susan M. Ciccarone
    Managing Director                          Associate Director


New York, New York
March 8, 2004